UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On May 25, 2023, Reed’s, Inc., a Delaware corporation (“Reed’s” or the “company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with D&D Source of Life Holding Ltd., as the lead investor, and certain of Reed’s affiliates pursuant to which the investors agreed to purchase, and Reed’s agreed to issue and sell to the investors, in a private placement, an aggregate of 1,566,732 shares (“Shares”) of Reed’s common stock, $0.0001 par value (“Common Stock”), and warrants (“Warrants”) to purchase 313,346 shares of Common Stock (the “Private Placement”). The purchase price per share of Common Stock and associated warrant was $2.585. The Private Placement closed on May 25, 2023. The gross proceeds to the Company, before deducting offering expenses, are approximately $4.1 million.

The Purchase Agreement includes standard representations, warranties and covenants of the company and investors The Purchase Agreement also provides for the payment by Reed’s of customary penalties and liquidated damages in the event of legend removal failure. The Warrants are exercisable for a term of three years at a per share exercise price of $2.50.

On May 25, 2023, in order to induce the lead investor to subscribe, Reed’s entered into a Shareholders Agreement (the “Shareholders Agreement”) with the lead investor. Pursuant to the Shareholders Agreement, Reed’s granted the lead investor certain preemptive rights and agreed to support the lead investor’s nomination of two board designees, one of which shall be an independent director.

On May 25, 2022, in connection with the Private Placement, Reed’s entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors, pursuant to which Reed’s agreed to file a registration statement on Form S-1 to register for resale the Shares and any shares of Reed’s common stock issuable upon exercise of the Warrants, within 45 days of the closing of the Private Placement. The company is subject to penalties and liquidated damages in the event it does not meet certain filing requirements and deadlines set forth in the Registration Rights Agreement.

On May 30, 2023, Reed’s and the holders of the Corporation’s 10% secured convertible debentures dated May 9, 2022 memorialized their agreement to amend the Registration Rights Agreement dated May 9, 2022 to provide, in the event the Securities and Exchange Commission requires the number of registrable securitis to be reduced, for pro-rata cut-backs with the lead investor (as amended, the “Amended RRA”).

On May 30, 2023, Reed’s entered into a Partial Option Exercise and Third Amendment to 10% Convertible Notes (“Exercise and Amendment Agreement”) and a Limited Waiver and Deferral Agreement (“Waiver and Deferral Agreement”) with Wilmington Savings Fund Society, FSB, holder representative and collateral agent.

Pursuant to the Exercise and Amendment Agreement, holders of the company’s 10% Secured Convertible Notes dated May 9, 2022, as amended (the “Original Notes”), exercised a partial option (the “Option Exercise”) to purchase an aggregate of approximately $1,500,000 notes (the “Option Notes,” collectively with the Original Notes, the “Notes”). The Option Notes are part of the same series as the Original Notes although they are not identical. The Option Notes mature on September 29, 2023. The shares of common stock issuable upon conversion of the Option Notes are registrable and subject to the Amended RRA.

Subject to the terms and conditions of the Waiver and Deferral Agreement, holders temporarily waived, through September 29, 2023, certain specified events of default, the required payment of certain fees pursuant to 2(g) of the Notes, and any requirement that the company conduct a repurchase of the Notes in the event of Fundamental Change (as defined in the Notes).

Reed’s intends to use the net proceeds from the Private Placement and the Option Exercise for building inventory and general working capital and general corporate purposes.

The foregoing descriptions of the Purchase Agreement, the Warrant, the Shareholders Agreement, the Registration Rights Agreement, the Amendment to RRA, the Exercise and Amendment Agreement, the Waiver and Deferral Agreement and the Option Notes do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above related to the issuance of the Option Notes are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Private Placement are incorporated by reference into this Item 3.02. The Shares, the Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

The disclosures set forth in Item 1.01 above related to the issuance of the Option Notes are incorporated by reference into this Item 3.02. These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and instead were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act on the basis that there was no public offering.

Item 8.01 Other Information.

On May 31, 2023, the Company issued a press release announcing the financing transactions described in Item 1.01. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Warrant issued May 25, 2023
4.2	Form of Option Note issued May 30, 2023
10.1	Securities Purchase Agreement dated May 25, 2023 between Reed’s, Inc. and the investors
10.2	Shareholders Agreement dated May 25, 2023 by and between Reed’s, Inc. and the investors
10.3	Registration Rights Agreement dated May 25, 2023 between Reed’s, Inc., and the investors
10.4	Amended Registration Rights Agreement by Reed’s, Inc. and the holders of 10% secured convertible notes dated May 30, 2023
10.5+	Partial Option Exercise and Third Amendment Agreement to 10% Secured Convertible Notes between Reed’s, Inc. and Wilmington Savings Fund Society, FSB dated May 30, 2023
10.6	Limited Waiver and Deferral Agreement between Reed’s, Inc. and Wilmington Savings Fund Society, FSB dated May 30, 2023
99.1	Press release of Reed’s Inc. dated May 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulations S-K. The Company will furnish supplementally an unredacted copy of such exhibit to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: May 31, 2023	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.,
Chief Executive Officer